UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12
SOVEREIGN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)
SOVEREIGN BANCORP, INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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On November 11, 2005, Soverign Bancorp, Inc. published the following advertisement.
We’re building a better bank.
Sovereign Bank has built a long and successful history through our dedication to our team members, outstanding service to our customers, a strong commitment to our valued shareholders and our support of the communities in which we live and work. Over the past 10 years, our stock has appreciated by 226%, far exceeding S&P 500 banks, S&P 500 and Dow Jones.
We have decided to issue about $2.4 billion in equity at about 24% premium to market to Grupo Santander, one of the largest and most reputable banks in the world. We are also buying Independence Community Bank—at a very reasonable price—to better serve our customers in the metro New York area while increasing our earnings both in the short term and long term.
In building a better bank, Sovereign will bring even more value to our team members, our shareholders, our customers and our communities. And we’re doing it as we’ve always done—with the utmost integrity.
Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.
Member FDIC © 2005 Sovereign Bank
Sovereign Bank, its logo and lantern are service marks of Sovereign Bank or its affiliates or subsidiaries in the United States and other countries.